Filed pursuant to 424(b)(3)
Registration No. 333-176775

SUPPLEMENT NO. 16
DATED SEPTEMBER 16, 2014
TO THE PROSPECTUS DATED APRIL 16, 2014
OF INLAND REAL ESTATE INCOME TRUST, INC.

This Supplement No. 16 supplements, and should be read in conjunction with, the prospectus of Inland Real Estate Income Trust, Inc., dated April 16, 2014, as previously supplemented by Supplement No. 2 dated April 24, 2014 (which superseded and replaced all prior supplements), Supplement No. 3 dated May 1, 2014, Supplement No. 4 dated May 2, 2014, Supplement No. 5 dated May 13, 2014, Supplement No. 6 dated May 19, 2014, Supplement No. 7 dated May 30, 2014, Supplement No. 8 dated July 2, 2014, Supplement No. 9 dated July 17, 2014, Supplement No. 10 dated August 1, 2014, Supplement No. 11 dated August 5, 2014, Supplement No. 12 dated August 8, 2014, Supplement No. 13 dated August 18, 2014, Supplement No. 14 dated September 3, 2014 and Supplement No. 15 dated September 12, 2014. Unless otherwise defined in this Supplement No. 16, capitalized terms used herein have the same meanings as set forth in the prospectus.

Description of Real Estate Assets

Probable Investments in Real Estate Assets

Kite Portfolio. On September 16, 2014, following completion of our due diligence review, we entered into an agreement to acquire fee simple interests in the following 16 retail centers, however, only 15 retail centers will be acquired if Village at Bay Park is excluded, as discussed below:

Property Name	Location	Total Square Feet	Approx. Purchase Price to be Paid at Closing
Eastside Junction	Athens, Alabama	79,700	$12,278,000
Harvest Square	Harvest, Alabama	70,590	$13,018,000
Prattville Town Center	Prattville, Alabama	168,842	$33,329,000
Fairgrounds Crossing	Hot Springs, Arkansas	155,127	$29,197,000
Heritage Square	Conyers, Georgia	22,385	$ 9,011,000
Regal Court	Shreveport, Louisiana	363,174	$50,364,000
The Shoppes at Branson Hills	Branson, Missouri	237,517	$42,803,000
Branson Hills Plaza	Branson, Missouri	210,201	$ 9,667,000
Shops at Hawk Ridge	St. Louis, Missouri	75,951	$12,721,000
Whispering Ridge	Omaha, Nebraska	69,676	$15,803,000
The Landing at Ocean Isle Beach	Ocean Isle, North Carolina	53,220	$10,895,000
Walgreens Plaza	Jacksonville, North Carolina	42,219	$13,663,000
Copps Grocery Store	Stevens Point, Wisconsin	69,911	$15,544,000
Fox Point Plaza	Neenah, Wisconsin	171,121	$17,312,000
Shops at Prairie Ridge	Pleasant Prairie, Wisconsin	232,606	$32,527,000
Village at Bay Park	Green Bay, Wisconsin	180,754	$19,700,000

1

At two closings, expected to occur on or before December 15, 2014 and March 15, 2015, respectively, and subject to the satisfaction of customary closing conditions, we intend to purchase these properties, together known as the Kite Portfolio, from Kite Realty Group, Inc. (“Kite”), an unaffiliated third party, for an aggregate purchase price of approximately $338 million in cash, plus closing costs. The agreement also grants the Company the right to exclude from the transaction for any reason the Village at Bay Park property and to reduce the aggregate purchase price to approximately $318 million. Inland Real Estate Acquisitions, Inc. previously sought out and purchased these properties for Inland Diversified Real Estate Trust, Inc. (“Inland Diversified”), an entity sponsored by our sponsor, and assisted us with identifying the portfolio and negotiating the purchase price. Accordingly, we did not obtain independent appraisals of the properties in the Kite Portfolio. We estimate that closing costs will equal $850,000. We expect to pay our Business Manager an acquisition fee of approximately $5.1 million based on a maximum purchase price of $338 million. The Company will incur approximately $14.3 million of prepayment penalties if the Company prepays the entire $154.3 million of associated property debt. The Company currently plans to fund the remainder of the purchase price with proceeds from our offering.

The sixteen properties were previously acquired by Kite from Inland Diversified in connection with Kite’s July 2014 merger with Inland Diversified. Inland Diversified Real Estate Services, LLC, an affiliate of the Company’s sponsor, continues to provide property management services for the properties in the Kite Portfolio pursuant to the merger agreement between Kite and Inland Diversified. Inland National Real Estate Services, LLC, one of the Company’s Real Estate Managers, will assume the property management services for the properties in the Kite Portfolio as the properties are acquired by the Company at each closing. In the interim period until closing, we or an affiliate of our sponsor will either be managing or monitoring the properties.

Among the items we considered in determining whether to acquire the Kite Portfolio included, but were not limited to, the following:

•	We believe the properties are high quality necessity-based shopping centers located nationwide in markets with strong demographics.
•	The properties will add four new states to our portfolio, including Missouri, North Carolina, Nebraska and Louisiana.
•	The properties are collectively 96% occupied as of the date of this supplement.

•	Since the properties were previously owned by Inland Diversified, the management team is familiar with the shopping centers and the markets where they are located.
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Kite Portfolio Properties

Eastside Junction. The property was constructed in 2008. As of September 15, 2014, Eastside Junction was 93.8% occupied and leased to 11 tenants. The weighted-average remaining lease term for the tenants occupying the property is approximately 9 years. There are two tenants occupying greater than 10% of the total gross leasable area of the property. Publix, a grocery store, leases 45,600 square feet, or approximately 57% of the total gross leasable area of the property, and pays annual base rent of approximately $431,000, or approximately 52% of total annual base rent of the property based on leases in place as of September 15, 2014. Publix’s lease expires on December 31, 2028, and there are eight 5-year renewal options with escalating rents, which may be exercised at the option of Publix as set forth in the lease. Pet Depot, a pet supply store, leases 8,400 square feet, or approximately 11% of the total gross leasable area of the property, and pays annual base rent of approximately $97,000, or approximately 12% of total annual base rent of the property based on leases in place as of September 15, 2014. Pet Depot’s lease expires on November 30, 2018, and there is one 5-year renewal option with escalating rent, which may be exercised at the option of Pet Depot as set forth in the lease. The other tenants leasing at least 2,000 square feet are Las Trojas Mexican Restaurant, New China Buffet, Results Physiotherapy and Ombudsman Educational Services.

The following table lists, on an aggregate basis, all of the scheduled lease expirations over each of the years ending December 31, 2014 through 2023 and the approximate rentable square feet represented by the applicable lease expirations at the property.

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases(1)
2014	3	8,425	161,935	17.7%
2015	1	1,620	29,160	3.9%
2016	-	-	-	-
2017	1	3,850	69,450	9.4%
2018	2	10,900	147,668	22.2%
2019	3	4,385	87,815	16.9%
2020	-	-	-	-
2021	-	-	-	-
2022	-	-	-	-
2023	-	-	-	-

(1) This percentage assumes that expiring leases are not renewed in each subsequent year.

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The table below sets forth certain historical information with respect to the occupancy rate at the property, expressed as a percentage of total gross leasable area, and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Average Effective Annual Rental Per Square Foot
2013	96%	$12.18
2012	93%	$11.79
2011	93%	$11.79
2010	93%	$11.79
2009	89%	$11.74

We believe that the property is suitable for its purpose and adequately covered by insurance. We do not intend to make significant renovations or improvements. There are 4 competitive shopping centers located within approximately three and five miles of the property. Within a five mile radius of the property the current population is over 32,308 and the average household income within the same radius is over $64,312.

Real estate taxes assessed for the fiscal year ended December 31, 2013, were approximately $56,500. The amount of real estate taxes assessed was equal to the property’s assessed value multiplied by a tax rate of 4.0%. We will calculate depreciation expense for federal income tax purposes by using the straight-line method. For federal income tax purposes, we depreciate buildings and land improvements based upon estimated useful lives of 40 and 20 years, respectively.

Harvest Square. The property was constructed in 2008. As of September 15, 2014, Harvest Square was 93.2% occupied and leased to 14 tenants. The weighted-average remaining lease term for the tenants occupying the property is approximately 10 years. There is one tenant occupying greater than 10% of the total gross leasable area of the property. Publix, a grocery store, leases 45,600 square feet, or approximately 65% of the total gross leasable area of the property, and pays annual base rent of approximately $577,000, or approximately 63% of total annual base rent of the property based on leases in place as of September 15, 2014. Publix’s lease expires on August 31, 2028, and there are seven 5-year renewal options with non-escalating rents, which may be exercised at the option of Publix as set forth in the lease. The other tenants leasing at least 2,000 square feet are AT&T Wireless and MiCasa Mexican Restaurant.

The following table lists, on an aggregate basis, all of the scheduled lease expirations over each of the years ending December 31, 2014 through 2023 and the approximate rentable square feet represented by the applicable lease expirations at the property.

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Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases(1)
2014	1	2,000	33,000	3.5%
2015	2	2,800	57,400	6.2%
2016	5	8,400	144,335	16.8%
2017	-	-	-	-
2018	3	4,190	82,724	11.5%
2019	2	2,800	57,400	9.1%
2020	-	-	-	-
2021	-	-	-	-
2022	-	-	-	-
2023	-	-	-	-

(1) This percentage assumes that expiring leases are not renewed in each subsequent year.

The table below sets forth certain historical information with respect to the occupancy rate at the property, expressed as a percentage of total gross leasable area, and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Average Effective Annual Rental Per Square Foot
2013	97%	$14.24
2012	95%	$14.17
2011	97%	$14.48
2010	91%	$14.35
2009	92%	$13.35

We believe that the property is suitable for its purpose and adequately covered by insurance. We do not intend to make significant renovations or improvements. There are 1 and 2 competitive shopping centers located within approximately three and five miles of the property, respectively. Within a five mile radius of the property the current population is over 32,308 and the average household income within the same radius is over $64,312.

Real estate taxes assessed for the fiscal year ended December 31, 2013, were approximately $26,900. The amount of real estate taxes assessed was equal to the property’s assessed value multiplied by a tax rate of 3.6%. We will calculate depreciation expense for federal income tax purposes by using the straight-line method. For federal income tax purposes, we depreciate buildings and land improvements based upon estimated useful lives of 40 and 20 years, respectively.

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Prattville Town Center. The property was constructed in 2007. As of September 15, 2014, Prattville Town Center was 98.2% occupied and leased to 20 tenants. The weighted-average remaining lease term for the tenants occupying the property is approximately 4 years. The property is shadow anchored by a Target and a Home Depot that we will not acquire and will not own. There are four tenants occupying greater than 10% of the total gross leasable area of the property. Ross Dress for Less, a national off-priced department store chain, leases 30,060 square feet, or approximately 18% of the total gross leasable area of the property, and pays annual base rent of approximately $299,000, or approximately 13% of total annual base rent of the property based on leases in place as of September 15, 2014. Ross Dress for Less’ lease expires on January 31, 2018, and there are four 5-year renewal options with escalating rents, which may be exercised at the option of Ross Dress for Less as set forth in the lease. TJ Maxx, a national department store chain, leases 26,000 square feet, or approximately 15% of the total gross leasable area of the property, and pays annual base rent of approximately $239,000, or approximately 11% of total annual base rent of the property based on leases in place as of September 15, 2014. TJ Maxx’s lease expires on July 31, 2017, and there are three 5-year renewal options with escalating rents, which may be exercised at the option of TJ Maxx as set forth in the lease. Office Depot, a national office supply company, leases 20,222 square feet, or approximately 12% of the total gross leasable area of the property, and pays annual base rent of approximately $212,000, or approximately 9% of total annual base rent of the property based on leases in place as of September 15, 2014. Office Depot’s lease expires on December 31, 2022, and there are three 5-year renewal options with escalating rents, which may be exercised at the option of Office Depot as set forth in the lease. Petsmart, a national pet supply store, leases 20,260 square feet, or approximately 12% of the total gross leasable area of the property, and pays annual base rent of approximately $268,000, or approximately 12% of total annual base rent of the property based on leases in place as of September 15, 2014. Petsmart’s lease expires on January 31, 2018, and there are four 5-year renewal options with escalating rents, which may be exercised at the option of Petsmart as set forth in the lease. The other tenants leasing at least 2,000 square feet are Rack Room Shoes, Lane Bryant, Hibbett Sporting Goods, Books-A-Million, Habaneros Mexican Restaurant, Beef O’Brady’s, Five Guys Burgers & Fries, Moe’s Southwest Grill, Verizon Wireless, McAlister’s Deli and Cici’s Pizza.

The following table lists, on an aggregate basis, all of the scheduled lease expirations over each of the years ending December 31, 2014 through 2023 and the approximate rentable square feet represented by the applicable lease expirations at the property.

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases(1)
2014	2	10,600	208,900	8.7%
2015	-	-	-	-
2016	2	7,000	176,702	8.1%
2017	7	49,810	724,570	35.9%
2018	4	52,710	628,482	48.6%
2019	3	23,100	392,625	58.4%
2020	-	-	-	-
2021	-	-	-	-
2022	1	20,222	212,331	75.9%
2023	-	-	-

(1) This percentage assumes that expiring leases are not renewed in each subsequent year.
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The table below sets forth certain historical information with respect to the occupancy rate at the property, expressed as a percentage of total gross leasable area, and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Average Effective Annual Rental Per Square Foot
2013	98%	$14.21
2012	99%	$14.24
2011	88%	$14.71
2010	88%	$12.92
2009	88%	$12.91

We believe that the property is suitable for its purpose and adequately covered by insurance. We do not intend to make significant renovations or improvements. There are 11 and 21 competitive shopping centers located within approximately three and five miles of the property, respectively. Within a five mile radius of the property the current population is over 32,308 and the average household income within the same radius is over $64,312.

Real estate taxes assessed for the fiscal year ended December 31, 2013, were approximately $163,000. The amount of real estate taxes assessed was equal to the property’s assessed value multiplied by a tax rate of 3.2%. We will calculate depreciation expense for federal income tax purposes by using the straight-line method. For federal income tax purposes, we depreciate buildings and land improvements based upon estimated useful lives of 40 and 20 years, respectively.

Fairgrounds Crossing. The property was constructed in 2011. As of September 15, 2014, Fairgrounds Crossing was 98.7% occupied and leased to 14 tenants. The weighted-average remaining lease term for the tenants occupying the property is approximately 5 years. The property is shadow anchored by a Sam’s Club that we will not acquire and will not own. There are four tenants occupying greater than 10% of the total gross leasable area of the property. Best Buy, a multinational consumer electronics retailer, leases 29,825 square feet, or approximately 19% of the total gross leasable area of the property, and pays annual base rent of approximately $375,000, or approximately 19% of total annual base rent of the property based on leases in place as of September 15, 2014. Best Buy’s lease expires on January 31, 2020, and there are five 5-year renewal options with escalating rents, which may be exercised at the option of Best Buy as set forth in the lease. Bed Bath & Beyond, a national merchandise retail store, leases 23,400 square feet, or approximately 15% of the total gross leasable area of the property, and pays annual base rent of approximately $211,000, or approximately 11% of total annual base rent of the property based on leases in place as of September 15, 2014. Bed Bath & Beyond’s lease expires on January 31, 2020, and there are four 5-year renewal options with escalating rents, which may be exercised at the option of Bed Bath & Beyond as set forth in the lease. Michaels, a national arts and crafts retail chain, leases 21,164 square feet, or approximately 14% of the total gross leasable area of the property, and pays annual base rent of approximately $233,000, or approximately 12% of total annual base rent of the property based on leases in place as of September 15, 2014. Michaels’ lease expires on February 29, 2020, and there are four 5-year renewal options with escalating rents, which may be exercised at the

7

option of Michaels as set forth in the lease. Dick’s Sporting Goods, a national sporting goods store, leases 39,978 square feet, or approximately 26% of the total gross leasable area of the property, and pays annual base rent of approximately $424,000, or approximately 21% of total annual base rent of the property based on leases in place as of September 15, 2014. Dick’s Sporting Goods’ lease expires on January 31, 2020, and there are four 5-year renewal options with escalating rents, which may be exercised at the option of Dick’s Sporting Goods as set forth in the lease. The other tenants leasing at least 2,000 square feet are Lifeway Christian Stores, Mattress Overstock, Petsmart, AT&T Mobility, Orange Leaf Frozen Yogurt, Newk’s Express Café and Purple Cow.

The following table lists, on an aggregate basis, all of the scheduled lease expirations over each of the years ending December 31, 2014 through 2023 and the approximate rentable square feet represented by the applicable lease expirations at the property.

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases(1)
2014	-	-	-	-
2015	-	-	-	-
2016	5	11,106	241,173	11.8%
2017	1	2,388	59,700	3.3%
2018	-	-	-	-
2019	-	-	-	-
2020	6	129,813	1,556,743	89.1%
2021	1	5,580	80,910	42.4%
2022	1	4,200	109,746	100.0%
2023	-	-	-	-

(1) This percentage assumes that expiring leases are not renewed in each subsequent year.

The table below sets forth certain historical information with respect to the occupancy rate at the property, expressed as a percentage of total gross leasable area, and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Average Effective Annual Rental Per Square Foot
2013	99%	$13.01
2012	99%	$13.01
2011	97%	$12.65
*The first year of occupancy was 2011.

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We believe that the property is suitable for its purpose and adequately covered by insurance. We do not intend to make significant renovations or improvements. There are 17 and 22 competitive shopping centers located within approximately three and five miles of the property, respectively. Within a five mile radius of the property the current population is over 54,670 and the average household income within the same radius is over $42,471.

Real estate taxes assessed for the fiscal year ended December 31, 2013, were approximately $137,000. The amount of real estate taxes assessed was equal to the property’s assessed value multiplied by a tax rate of 4.1%. We will calculate depreciation expense for federal income tax purposes by using the straight-line method. For federal income tax purposes, we depreciate buildings and land improvements based upon estimated useful lives of 40 and 20 years, respectively.

Heritage Square. The property was constructed in 2010. As of September 15, 2014, Heritage Square was 80.1% occupied and leased to 7 tenants. The weighted-average remaining lease term for the tenants occupying the property is approximately 60 years. There is one tenant occupying greater than 10% of the total gross leasable area of the property. Walgreens, a national drug retailing chain, leases 10,479 square feet, or approximately 47% of the total gross leasable area of the property, and pays annual base rent of approximately $519,000, or approximately 83% of total annual base rent of the property based on leases in place as of September 15, 2014. Walgreens’ lease expires on May 31, 2086 and there are no renewal options. The other tenant leasing at least 2,000 square feet is Batteries Plus.

The following table lists, on an aggregate basis, all of the scheduled lease expirations over each of the years ending December 31, 2014 through 2023 and the approximate rentable square feet represented by the applicable lease expirations at the property.

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases(1)
2014	1	1,161	23,404	3.6%
2015	-	-	-	-
2016	2	2,870	53,001	8.4%
2017	-	-	-	-
2018	1	1,425	23,137	4.0%
2019	-	-	-	-
2020	1	2,000	38,243	6.9%
2021	-	-	-	-
2022	-	-	-	-
2023	-	-	-	-

(1) This percentage assumes that expiring leases are not renewed in each subsequent year.

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The table below sets forth certain historical information with respect to the occupancy rate at the property, expressed as a percentage of total gross leasable area, and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Average Effective Annual Rental Per Square Foot
2013	80%	$36.11
2012	96%	$32.17
2011	94%	$33.44
2010	88%	$15.32
* The first year of occupancy was 2010. Total building square footage was 22,385 at December 31, 2013, 2012 and 2011 and 11,906 at December 31, 2010.

We believe that the property is suitable for its purpose and adequately covered by insurance. We do not intend to make significant renovations or improvements. There are 22 and 26 competitive shopping centers located within approximately three and five miles of the property, respectively. Within a five mile radius of the property the current population is over 85,163 and the average household income within the same radius is over $65,110.

Real estate taxes assessed for the fiscal year ended December 31, 2013, were approximately $88,000. The amount of real estate taxes assessed was equal to the property’s assessed value multiplied by an average tax rate of 1.8%. We will calculate depreciation expense for federal income tax purposes by using the straight-line method. For federal income tax purposes, we depreciate buildings and land improvements based upon estimated useful lives of 40 and 20 years, respectively.

Regal Court. The property was constructed in 2008. As of September 15, 2014, Regal Court was 90.8% occupied and leased to 22 tenants. The weighted-average remaining lease term for the tenants occupying the property is approximately 7 years. There are three tenants occupying greater than 10% of the total gross leasable area of the property. JC Penney, a national department store, ground leases 102,851 square feet, or approximately 28% of the total gross leasable area of the property, and pays annual base rent of approximately $400,000, or approximately 12% of total annual base rent of the property based on leases in place as of September 15, 2014. JC Penney’s lease expires on January 31, 2028, and there are five 10-year renewal options with escalating rents, which may be exercised at the option of JC Penney as set forth in the lease. Kohl’s, a national department store retail chain, ground leases 88,904 square feet, or approximately 24% of the total gross leasable area of the property, and pays annual base rent of approximately $375,000, or approximately 11% of total annual base rent of the property based on leases in place as of September 15, 2014. Kohl’s lease expires on January 31, 2028, and there are six 5-year renewal options with escalating rents, which may be exercised at the option of Kohl’s as set forth in the lease. Dick’s Sporting Goods, a national sporting goods store, leases 45,142 square feet, or approximately 12% of the total gross leasable area of the property, and pays annual base rent of approximately $596,250, or approximately 17% of total annual base rent of the property based on leases in place as of September 15, 2014. Dick’s Sporting Goods’ lease expires on January 31, 2019, and there are four 5-year renewal options with escalating rents, which may be exercised at the option of Dick’s Sporting Goods as set forth in the lease. The other tenants leasing at least 2,000 square feet are DSW Shoe Warehouse, Ulta Salon, Kirkland’s Home, Massage Envy, Bath & Body Works, Rue21, Alfred Angelo Bridal, Logan’s Roadhouse (ground lease), TGI Fridays’ (ground lease), Five Star Nail Salon & Spa, Sake Sushi, Smashburger, Vitamin Shoppe, Newk’s Express Café, Buffalo Wild Wings (ground lease) and AT&T Mobility.

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The following table lists, on an aggregate basis, all of the scheduled lease expirations over each of the years ending December 31, 2014 through 2023 and the approximate rentable square feet represented by the applicable lease expirations at the property.

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases(1)
2014	1	1,820	47,320	1.4%
2015	1	2,240	56,000	1.6%
2016	3	8,970	259,250	7.7%
2017	2	20,600	367,000	11.8%
2018	4	17,987	454,737	16.4%
2019	5	64,642	1,068,205	46.0%
2020	-	-	-	-
2021	-	-	-	-
2022	1	7,200	151,250	12.0%
2023	2	8,050	249,810	22.5%

(1) This percentage assumes that expiring leases are not renewed in each subsequent year.

The table below sets forth certain historical information with respect to the occupancy rate at the property, expressed as a percentage of total gross leasable area, and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Average Effective Annual Rental Per Square Foot
2013	91%	$10.41
2012	96%	$10.28
2011	99%	$10.58
2010	98%	$10.45
2009	98%	$10.44

We believe that the property is suitable for its purpose and adequately covered by insurance. We do not intend to make significant renovations or improvements. There are 16 and 28 competitive shopping centers located within approximately three and five miles of the property, respectively. Within a five mile radius of the property the current population is over 137,910 and the average household income within the same radius is over $59,989.

Real estate taxes assessed for the fiscal year ended December 31, 2013, were approximately $606,000. The amount of real estate taxes assessed was equal to the property’s assessed value multiplied by an average tax rate of 12.6%. We will calculate depreciation expense for federal income tax purposes by using the straight-line method. For federal income tax purposes, we depreciate buildings and land improvements based upon estimated useful lives of 40 and 20 years, respectively.

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The Shoppes at Branson Hills. The property was constructed in 2005. As of September 15, 2014, The Shoppes at Branson Hills was 98.2% occupied and leased to 23 tenants. The weighted-average remaining lease term for the tenants occupying the property is approximately 7 years. The property is shadow anchored by a Wal-Mart that we will not acquire and will not own. There are three tenants occupying greater than 10% of the total gross leasable area of the property. Best Buy, a multinational consumer electronics retailer, leases 30,000 square feet, or approximately 13% of the total gross leasable area of the property, and pays annual base rent of approximately $450,000, or approximately 14% of total annual base rent of the property based on leases in place as of September 15, 2014. Best Buy’s lease expires on April 30, 2021, and there are four 4-year renewal options with escalating rents, which may be exercised at the option of Best Buy as set forth in the lease. Bed Bath & Beyond, a national merchandise retail store, leases 25,000 square feet, or approximately 11% of the total gross leasable area of the property, and pays annual base rent of approximately $169,000, or approximately 5% of total annual base rent of the property based on leases in place as of September 15, 2014. Bed Bath & Beyond’s lease expires on January 31, 2019, and there are three 5-year renewal options with escalating rents, which may be exercised at the option of Bed Bath & Beyond as set forth in the lease. Kohl’s, a national department store retail chain, leases 68,725 square feet, or approximately 29% of the total gross leasable area of the property, and pays annual base rent of approximately $592,000, or approximately 18% of total annual base rent of the property based on leases in place as of September 15, 2014. Kohl’s lease expires on January 31, 2028, and there are eight 5-year renewal options with escalating rents, which may be exercised at the option of Kohl’s as set forth in the lease. The other tenants leasing at least 2,000 square feet are Books a Million, PetCo, Maurice’s, Shoe Carnival, Dress Barn, MC Sports, Michael’s, Rue21, Arby’s, RadioShack, Pearle Vision, Freddy’s Frozen Custard and McDonald’s.

The following table lists, on an aggregate basis, all of the scheduled lease expirations over each of the years ending December 31, 2014 through 2023 and the approximate rentable square feet represented by the applicable lease expirations at the property.

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases(1)
2014	-	-	-	-
2015	4	5,613	150,392	4.6%
2016	1	1,412	49,420	1.6%
2017	1	3,031	86,113	2.8%
2018	3	29,000	419,050	13.7%
2019	5	64,257	729,154	27.4%
2020	2	7,832	158,736	8.2%
2021	1	30,000	465,000	25.9%
2022	-	-	-	-
2023	3	33,926	544,134	41.0%

(1) This percentage assumes that expiring leases are not renewed in each subsequent year.

12

The table below sets forth certain historical information with respect to the occupancy rate at the property, expressed as a percentage of total gross leasable area, and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Average Effective Annual Rental Per Square Foot
2013	98%	$12.59
2012	100%	$12.41
2011	94%	$12.17
2010	96%	$12.84
2009	98%	$12.56

We believe that the property is suitable for its purpose and adequately covered by insurance. We do not intend to make significant renovations or improvements. There are 9 and 18 competitive shopping centers located within approximately three and five miles of the property, respectively. Within a five mile radius of the property the current population is over 30,721 and the average household income within the same radius is over $48,949.

Real estate taxes assessed for the fiscal year ended December 31, 2013, were approximately $181,000. The amount of real estate taxes assessed was equal to the property’s assessed value multiplied by a tax rate of 4.9%. We will calculate depreciation expense for federal income tax purposes by using the straight-line method. For federal income tax purposes, we depreciate buildings and land improvements based upon estimated useful lives of 40 and 20 years, respectively.

Branson Hills Plaza. The property was constructed in 2005. As of September 15, 2014, Branson Hills Plaza was 100% occupied and leased to 7 tenants. The weighted-average remaining lease term for the tenants occupying the property is approximately 8 years. The property is shadow anchored by a Target that we will not acquire and will not own. There are two tenants occupying greater than 10% of the total gross leasable area of the property. TJ Maxx, a national department store chain, leases 30,300 square feet, or approximately 14% of the total gross leasable area of the property, and pays annual base rent of approximately $288,000, or approximately 36% of total annual base rent of the property based on leases in place as of September 15, 2014. TJ Maxx’s lease expires on March 31, 2016, and there are three 5-year renewal options with escalating rents, which may be exercised at the option of TJ Maxx as set forth in the lease. Home Depot, a national home improvement store, ground leases 154,875 square feet, or approximately 74% of the total gross leasable area of the property, and pays annual base rent of approximately $118,000, or approximately 15% of total annual base rent of the property based on leases in place as of September 15, 2014. Home Depot’s lease expires on January 31, 2037, and there are six 5-year renewal options with escalating rents, which may be exercised at the option of Home Depot as set forth in the lease. The other tenants leasing at least 2,000 square feet are Chili’s (ground lease), Wendy’s (ground lease), Dollar Tree, Bedding Mart and Pizza Hut (ground lease).

13

The following table lists, on an aggregate basis, all of the scheduled lease expirations over each of the years ending December 31, 2014 through 2023 and the approximate rentable square feet represented by the applicable lease expirations at the property.

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases(1)
2014	-	-	-	-
2015	-	-	-	-
2016	1	30,300	287,850	35.6%
2017	1	4,000	71,441	13.1%
2018	-	-	-	-
2019	-	-	-	-
2020	1	8,000	96,000	19.7%
2021	1	5,877	125,000	32.0%
2022	-	-	-	-
2023	-	-	-	-

(1) This percentage assumes that expiring leases are not renewed in each subsequent year.

The table below sets forth certain historical information with respect to the occupancy rate at the property, expressed as a percentage of total gross leasable area, and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Average Effective Annual Rental Per Square Foot
2013	100%	$3.79
2012	100%	$3.76
2011	98%	$3.54
2010	98%	$3.54
2009	98%	$3.54

We believe that the property is suitable for its purpose and adequately covered by insurance. We do not intend to make significant renovations or improvements. There are 9 and 18 competitive shopping centers located within approximately three and five miles of the property, respectively. Within a five mile radius of the property the current population is over 30,721 and the average household income within the same radius is over $48,949.

Real estate taxes assessed for the fiscal year ended December 31, 2013, were approximately $80,000. The amount of real estate taxes assessed was equal to the property’s assessed value multiplied by a tax rate of 4.9%. We will calculate depreciation expense for federal income tax purposes by using the straight-line method. For federal income tax purposes, we depreciate buildings and land improvements based upon estimated useful lives of 40 and 20 years, respectively.

14

The Shops at Hawk Ridge. The property was constructed in 2008. As of September 15, 2014, The Shops at Hawk Ridge was 98.2% occupied and leased to 5 tenants. The weighted-average remaining lease term for the tenants occupying the property is approximately 5 years. The property is shadow anchored by a Super Wal-Mart and a Lowe’s Home Center that we will not acquire and will not own. There are two tenants occupying greater than 10% of the total gross leasable area of the property. The Sports Authority, a national sporting goods retailer, leases 42,081 square feet, or approximately 55% of the total gross leasable area of the property, and pays annual base rent of approximately $543,000, or approximately 60% of total annual base rent of the property based on leases in place as of September 15, 2014. The Sports Authority’s lease expires on January 31, 2019, and there are four 5-year renewal options with escalating rents, which may be exercised at the option of The Sports Authority as set forth in the lease. TJ Maxx, a national department store chain, leases 24,000 square feet, or approximately 32% of the total gross leasable area of the property, and pays annual base rent of approximately $234,000, or approximately 26% of total annual base rent of the property based on leases in place as of September 15, 2014. TJ Maxx’s lease expires on September 30, 2021, and there are four 5-year renewal options with escalating rents, which may be exercised at the option of TJ Maxx as set forth in the lease. The other tenants leasing at least 2,000 square feet are Borello Orthodontics and Image Makers Salon, LTD.

The following table lists, on an aggregate basis, all of the scheduled lease expirations over each of the years ending December 31, 2014 through 2023 and the approximate rentable square feet represented by the applicable lease expirations at the property.

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases(1)
2014	-	-	-	-
2015	1	4,520	63,000	7.0%
2016	1	1,600	28,857	3.4%
2017	-	-	-	-
2018	1	2,350	36,425	4.4%
2019	1	42,081	542,845	68.8%
2020	-	-	-	-
2021	1	24,000	246,000	100.0%
2022	-	-	-	-
2023	-	-	-	-

(1) This percentage assumes that expiring leases are not renewed in each subsequent year.

15

The table below sets forth certain historical information with respect to the occupancy rate at the property, expressed as a percentage of total gross leasable area, and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Average Effective Annual Rental Per Square Foot
2013	98%	$12.07
2012	98%	$12.03
2011	100%	$12.07
2010	63%	$13.07
2009	58%	$13.15

We believe that the property is suitable for its purpose and adequately covered by insurance. We do not intend to make significant renovations or improvements. There are 14 and 29 competitive shopping centers located within approximately three and five miles of the property, respectively. Within a five mile radius of the property the current population is over 97,533 and the average household income within the same radius is over $85,423.

Real estate taxes assessed for the fiscal year ended December 31, 2013, were approximately $181,000. The amount of real estate taxes assessed was equal to the property’s assessed value multiplied by a tax rate of 7.0%. We will calculate depreciation expense for federal income tax purposes by using the straight-line method. For federal income tax purposes, we depreciate buildings and land improvements based upon estimated useful lives of 40 and 20 years, respectively.

Whispering Ridge. The property was constructed in 2008. As of September 15, 2014, Whispering Ridge was 100% occupied and leased to 2 tenants. The weighted-average remaining lease term for the tenants occupying the property is approximately 5 years. The property is shadow anchored by a Super Target that we will not acquire and will not own. There are two tenants occupying greater than 10% of the total gross leasable area of the property. The Sports Authority, a national sporting goods retailer, leases 41,960 square feet, or approximately 60% of the total gross leasable area of the property, and pays annual base rent of approximately $546,000, or approximately 55% of total annual base rent of the property based on leases in place as of September 15, 2014. The Sports Authority’s lease expires on January 31, 2019, and there are four 5-year renewal options with escalating rents, which may be exercised at the option of The Sports Authority as set forth in the lease. Petsmart, a national pet supply store, leases 27,716 square feet, or approximately 40% of the total gross leasable area of the property, and pays annual base rent of approximately $447,000, or approximately 45% of total annual base rent of the property based on leases in place as of September 15, 2014. Petsmart’s lease expires on May 31, 2019, and there are five 5-year renewal options with escalating rents, which may be exercised at the option of Petsmart as set forth in the lease.

16

The following table lists, on an aggregate basis, all of the scheduled lease expirations over each of the years ending December 31, 2014 through 2023 and the approximate rentable square feet represented by the applicable lease expirations at the property.

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases(1)
2014	-	-	-	-
2015	-	-	-	-
2016	-	-	-	-
2017	-	-	-	-
2018	-	-	-	-
2019	2	69,676	992,226	100%
2020	-	-	-	-
2021	-	-	-	-
2022	-	-	-	-
2023	-	-	-	-

(1) This percentage assumes that expiring leases are not renewed in each subsequent year.

The table below sets forth certain historical information with respect to the occupancy rate at the property, expressed as a percentage of total gross leasable area, and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Average Effective Annual Rental Per Square Foot
2013	100%	$13.84
2012	100%	$13.84
2011	100%	$13.84
2010	100%	$13.84
2009	100%	$13.84

We believe that the property is suitable for its purpose and adequately covered by insurance. We do not intend to make significant renovations or improvements. There are 19 and 47 competitive shopping centers located within approximately three and five miles of the property, respectively. Within a five mile radius of the property the current population is over 135,123 and the average household income within the same radius is over $98,811.

Real estate taxes assessed for the fiscal year ended December 31, 2013, were approximately $216,000. The amount of real estate taxes assessed was equal to the property’s assessed value multiplied by a tax rate of 2.3%. We will calculate depreciation expense for federal income tax purposes by using the straight-line method. For federal income tax purposes, we depreciate buildings and land improvements based upon estimated useful lives of 40 and 20 years, respectively.

17

The Landing at Ocean Isle Beach. The property was constructed in 2009. As of September 15, 2014, The Landing at Ocean Isle Beach was 92.1% occupied and leased to 6 tenants. The weighted-average remaining lease term for the tenants occupying the property is approximately 13 years. There is one tenant occupying greater than 10% of the total gross leasable area of the property. Lowe’s Foods, a grocery store, leases 41,982 square feet, or approximately 79% of the total gross leasable area of the property, and pays annual base rent of approximately $741,000, or approximately 86% of total annual base rent of the property based on leases in place as of September 15, 2014. Lowe’s Foods’ lease expires on June 9, 2009, and there are four 5-year renewal options with escalating rents, which may be exercised at the option of Lowe’s Foods as set forth in the lease. The other tenant leasing at least 2,000 square feet is Kimberly Jo’s Boutique.

The following table lists, on an aggregate basis, all of the scheduled lease expirations over each of the years ending December 31, 2014 through 2023 and the approximate rentable square feet represented by the applicable lease expirations at the property.

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases(1)
2014	-	-	-	-
2015	3	4,113	69,971	8.1%
2016	1	2,766	37,341	4.7%
2017	-	-	-	-
2018	-	-	-	-
2019	-	-	-	-
2020	-	-	-	-
2021	-	-	-	-
2022	1	1,453	20,342	2.7%
2023	-	-	-	-

(1) This percentage assumes that expiring leases are not renewed in each subsequent year.

The table below sets forth certain historical information with respect to the occupancy rate at the property, expressed as a percentage of total gross leasable area, and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Average Effective Annual Rental Per Square Foot
2013	95%	$17.13
2012	95%	$17.09
2011	84%	$17.73
2010	84%	$17.73
2009	79%	$17.64

18

We believe that the property is suitable for its purpose and adequately covered by insurance. We do not intend to make significant renovations or improvements. There are 5 and 8 competitive shopping centers located within approximately three and five miles of the property, respectively. Within a five mile radius of the property the current population is over 14,880 and the average household income within the same radius is over $59,154.

Real estate taxes assessed for the fiscal year ended December 31, 2013, were approximately $26,000. The amount of real estate taxes assessed was equal to the property’s assessed value multiplied by a tax rate of 4.4%. We will calculate depreciation expense for federal income tax purposes by using the straight-line method. For federal income tax purposes, we depreciate buildings and land improvements based upon estimated useful lives of 40 and 20 years, respectively.

Walgreens Plaza. The property was constructed in 2010. As of September 15, 2014, Walgreens Plaza was 87.9% occupied and leased to 8 tenants. The weighted-average remaining lease term for the tenants occupying the property is approximately 48 years. There are two tenants occupying greater than 10% of the total gross leasable area of the property. Walgreens, a national drug retailing chain, leases 14,820 square feet, or approximately 35% of the total gross leasable area of the property, and pays annual base rent of approximately $540,000, or approximately 67% of total annual base rent of the property based on leases in place as of September 15, 2014. Walgreens’ lease expires on May 31, 2086, and there are no renewal options. L-3 Communications, a telecommunication and defense supplier, leases 12,959 square feet, or approximately 31% of the total gross leasable area of the property, and pays annual base rent of approximately $195,000, or approximately 24% of total annual base rent of the property based on leases in place as of September 15, 2014. L-3 Communications’ lease expires on February 28, 2015, and there is one 5-year renewal option with escalating rent, which may be exercised at the option of L-3 Communications as set forth in the lease.

The following table lists, on an aggregate basis, all of the scheduled lease expirations over each of the years ending December 31, 2014 through 2023 and the approximate rentable square feet represented by the applicable lease expirations at the property.

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases(1)
2014	3	5,625	44,456	5.4%
2015	1	12,959	194,385	24.9%
2016	-	-	-	-
2017	1	1,875	19,200	3.3%
2018	1	1,843	18,429	3.3%
2019	1	-	7,704	1.4%
2020	-	-	-	-
2021	-	-	-	-
2022	-	-	-	-
2023	-	-	-	-

(1) This percentage assumes that expiring leases are not renewed in each subsequent year.

19

The table below sets forth certain historical information with respect to the occupancy rate at the property, expressed as a percentage of total gross leasable area, and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Average Effective Annual Rental Per Square Foot
2013	88%	$22.19
2012	84%	$22.82
2011	84%	$22.80
2010	40%	$14.79
* The first year of occupancy was 2010.

We believe that the property is suitable for its purpose and adequately covered by insurance. We do not intend to make significant renovations or improvements. There are 2 and 11 competitive shopping centers located within approximately three and five miles of the property, respectively. Within a five mile radius of the property the current population is over 57,883 and the average household income within the same radius is over $56,333.

Real estate taxes assessed for the fiscal year ended December 31, 2013, were approximately $18,000. The amount of real estate taxes assessed was equal to the property’s assessed value multiplied by a tax rate of 0.6%. We will calculate depreciation expense for federal income tax purposes by using the straight-line method. For federal income tax purposes, we depreciate buildings and land improvements based upon estimated useful lives of 40 and 20 years, respectively.

Copps Grocery Store. The property was constructed in 2012. As of September 15, 2014, Copps Grocery Store was 100% occupied and leased to 1 tenant. The remaining lease term for the tenant occupying the property is approximately 18 years. Copps, a grocery store, leases 69,911 square feet, or 100% of the total gross leasable area of the property, and pays annual base rent of approximately $1,084,000, or 100% of total annual base rent of the property based on leases in place as of September 15, 2014. Copps’ lease expires on December 31, 2032, and there are four 5-year renewal options with escalating rents, which may be exercised at the option of Copps as set forth in the lease.

20

The following table lists, on an aggregate basis, all of the scheduled lease expirations over each of the years ending December 31, 2014 through 2023 and the approximate rentable square feet represented by the applicable lease expirations at the property.

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases(1)
2014	-	-	-	-
2015	-	-	-	-
2016	-	-	-	-
2017	-	-	-	-
2018	-	-	-	-
2019	-	-	-	-
2020	-	-	-	-
2021	-	-	-	-
2022	-	-	-	-
2023	-	-	-	-

(1) This percentage assumes that expiring leases are not renewed in each subsequent year.

The table below sets forth certain historical information with respect to the occupancy rate at the property, expressed as a percentage of total gross leasable area, and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Average Effective Annual Rental Per Square Foot
2013	100%	$15.50
2012	100%	$15.50
*The first year of occupancy was 2012

We believe that the property is suitable for its purpose and adequately covered by insurance. We do not intend to make significant renovations or improvements. There are 2 and 3 competitive shopping centers located within approximately three and five miles of the property, respectively. Within a five mile radius of the property the current population is over 44,175 and the average household income within the same radius is over $62,395.

Real estate taxes assessed for the fiscal year ended December 31, 2013, were approximately $199,000. The amount of real estate taxes assessed was equal to the property’s assessed value multiplied by a tax rate of 2.5%. We will calculate depreciation expense for federal income tax purposes by using the straight-line method. For federal income tax purposes, we depreciate buildings and land improvements based upon estimated useful lives of 40 and 20 years, respectively.

21

Fox Point Plaza. The property was constructed in 2008. As of September 15, 2014, Fox Point Plaza was 98.1% occupied and leased to 17 tenants. The weighted-average remaining lease term for the tenants occupying the property is approximately 8 years. There are three tenants occupying greater than 10% of the total gross leasable area of the property. Pick ‘N Save, a supermarket chain, leases 60,940 square feet, or approximately 36% of the total gross leasable area of the property, and pays annual base rent of approximately $757,000, or approximately 45% of total annual base rent of the property based on leases in place as of September 15, 2014. Pick ‘N Save’s lease expires on December 31, 2028, and there are four 5-year renewal options with escalating rents, which may be exercised at the option of Pick ‘N Save as set forth in the lease. Bethesda Lutheran Thrift Store, a non-profit thrift store, leases 19,900 square feet, or approximately 12% of the total gross leasable area of the property, and pays annual base rent of approximately $129,000, or approximately 8% of total annual base rent of the property based on leases in place as of September 15, 2014. Bethesda Lutheran Thrift Store’s lease expires on April 30, 2020, and there is one 5-year renewal option with escalating rent, which may be exercised at the option of Bethesda Lutheran Thrift Store as set forth in the lease. Adventures in Advertising, a promotional product distributor, leases 21,287 square feet, or approximately 12% of the total gross leasable area of the property, and pays annual base rent of approximately $192,000, or approximately 11% of total annual base rent of the property based on leases in place as of September 15, 2014. Adventures in Advertising’s lease expires on May 31, 2016, and there are two 3-year renewal options with escalating rents, which may be exercised at the option of Adventures in Advertising as set forth in the lease. The other tenants leasing at least 2,000 square feet are Get it Now, Peak Nutrition, Island Music, Jeri’s Hallmark, Cost Cutters, Karate America, Anytime Fitness, Rogan Shoes, El Azteca, Salon Aura, Papa Murphy’s and Ministry Home Care.

The following table lists, on an aggregate basis, all of the scheduled lease expirations over each of the years ending December 31, 2014 through 2023 and the approximate rentable square feet represented by the applicable lease expirations at the property.

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases(1)
2014	-	-	-	-
2015	3	18,532	119,285	7.1%
2016	7	42,459	429,785	27.0%
2017	1	4,969	60,000	5.1%
2018	1	1,621	26,747	2.4%
2019	1	5,502	65,000	6.0%
2020	3	33,881	261,318	25.7%
2021	-	-	-	-
2022	-	-	-	-
2023	-	-	-	-

(1) This percentage assumes that expiring leases are not renewed in each subsequent year.

22

The table below sets forth certain historical information with respect to the occupancy rate at the property, expressed as a percentage of total gross leasable area, and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Average Effective Annual Rental Per Square Foot
2013	98%	$9.95
2012	98%	$9.95
2011	98%	$9.95
2010	92%	$9.99
2009	91%	$10.02

We believe that the property is suitable for its purpose and adequately covered by insurance. We do not intend to make significant renovations or improvements. There are 8 and 15 competitive shopping centers located within approximately three and five miles of the property, respectively. Within a five mile radius of the property the current population is over 62,937 and the average household income within the same radius is over $62,499.

Real estate taxes assessed for the fiscal year ended December 31, 2013, were approximately $202,000. The amount of real estate taxes assessed was equal to the property’s assessed value multiplied by a tax rate of 2.4%. We will calculate depreciation expense for federal income tax purposes by using the straight-line method. For federal income tax purposes, we depreciate buildings and land improvements based upon estimated useful lives of 40 and 20 years, respectively.

Shops at Prairie Ridge. The property was constructed in 2009. As of September 15, 2014, Shops at Prairie Ridge was 96.9% occupied and leased to 20 tenants. The weighted-average remaining lease term for the tenants occupying the property is approximately 7 years. The property is shadow anchored by a Target that we will not acquire and will not own. There are two tenants occupying greater than 10% of the total gross leasable area of the property. Dick’s Sporting Goods, a national sporting goods store, leases 50,000 square feet, or approximately 21% of the total gross leasable area of the property, and pays annual base rent of approximately $700,000, or approximately 30% of total annual base rent of the property based on leases in place as of September 15, 2014. Dick’s Sporting Goods’ lease expires on January 31, 2019, and there are three 5-year renewal options with escalating rents, which may be exercised at the option of Dick’s Sporting Goods as set forth in the lease. JC Penney, a national department store, ground leases 104,175 square feet, or approximately 45% of the total gross leasable area of the property, and pays annual base rent of approximately $385,000, or approximately 16% of total annual base rent of the property based on leases in place as of September 15, 2014. JC Penney’s lease expires on July 31, 2034, and there are nine 5-year renewal options with escalating rents, which may be exercised at the option of JC Penney as set forth in the lease. The other tenants leasing at least 2,000 square feet are Petsmart, Ulta, GameStop, Maurices, Affordable Dentures & Crowns, Charming Charlie, Tazino’s Buffet and Mattress Firm.

23

The following table lists, on an aggregate basis, all of the scheduled lease expirations over each of the years ending December 31, 2014 through 2023 and the approximate rentable square feet represented by the applicable lease expirations at the property.

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases(1)
2014	1	4,000	80,000	3.3%
2015	4	8,378	205,458	8.6%
2016	1	1,626	30,894	1.4%
2017	4	7,583	139,962	6.5%
2018	2	4,720	92,925	4.6%
2019	5	76,432	1,140,035	59.2%
2020	1	10,129	200,554	25.4%
2021	-	-	-	-
2022	1	8,370	209,141	35.2%
2023	-	-	-	-

(1) This percentage assumes that expiring leases are not renewed in each subsequent year.

The table below sets forth certain historical information with respect to the occupancy rate at the property, expressed as a percentage of total gross leasable area, and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Average Effective Annual Rental Per Square Foot
2013	97%	$10.60
2012	97%	$10.57
2011	91%	$10.15
2010	88%	$9.50
2009	84%	$8.86

We believe that the property is suitable for its purpose and adequately covered by insurance. We do not intend to make significant renovations or improvements. There are 7 and 14 competitive shopping centers located within approximately three and five miles of the property, respectively. Within a five mile radius of the property the current population is over 78,680 and the average household income within the same radius is over $59,849.

Real estate taxes assessed for the fiscal year ended December 31, 2013, were approximately $508,000. The amount of real estate taxes assessed was equal to the property’s assessed value multiplied by a tax rate of 2.2%. We will calculate depreciation expense for federal income tax purposes by using the straight-line method. For federal income tax purposes, we depreciate buildings and land improvements based upon estimated useful lives of 40 and 20 years, respectively.

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Village at Bay Park. The property was constructed in 2005. As of September 15, 2014, Village at Bay Park was 94.6% occupied and leased to 15 tenants. The weighted-average remaining lease term for the tenants occupying the property is approximately 4 years. There are two tenants occupying greater than 10% of the total gross leasable area of the property. JC Penney, a national department store, ground leases 98,500 square feet, or approximately 54% of the total gross leasable area of the property, and pays annual base rent of approximately $346,000, or approximately 25% of total annual base rent of the property based on leases in place as of September 15, 2014. JC Penney’s lease expires on October 31, 2025, and there are six 5-year renewal options with escalating rents, which may be exercised at the option of JC Penney as set forth in the lease. DSW, a national shoe store, leases 23,878 square feet, or approximately 13% of the total gross leasable area of the property, and pays annual base rent of approximately $215,000, or approximately 15% of total annual base rent of the property based on leases in place as of September 15, 2014. DSW’s lease expires on January 31, 2016, and there are four 5-year renewal options with escalating rents, which may be exercised at the option of DSW as set forth in the lease. The other tenants leasing at least 2,000 square feet are Seroogy’s Chocolates, Verizon Wireless, Kirklands Home, Rue21, Chrysalis Salon & Spa, Lane Bryant, Chico’s, Lasik Plus and Recycled Denim With a Twist.

The following table lists, on an aggregate basis, all of the scheduled lease expirations over each of the years ending December 31, 2014 through 2023 and the approximate rentable square feet represented by the applicable lease expirations at the property.

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases(1)
2014	-	-	-	-
2015	2	7,780	143,442	9.9%
2016	5	37,878	431,277	33.0%
2017	4	15,596	279,609	31.9%
2018	2	9,000	193,500	32.4%
2019	1	2,200	22,838	5.7%
2020	-	-	-	-
2021	-	-	-	-
2022	-	-	-	-
2023	-	-	-	-

(1) This percentage assumes that expiring leases are not renewed in each subsequent year.

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The table below sets forth certain historical information with respect to the occupancy rate at the property, expressed as a percentage of total gross leasable area, and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Average Effective Annual Rental Per Square Foot
2013	95%	$8.19
2012	97%	$8.22
2011	98%	$8.52
2010	92%	$8.04
2009	90%	$8.06

We believe that the property is suitable for its purpose and adequately covered by insurance. We do not intend to make significant renovations or improvements. There are 21 and 37 competitive shopping centers located within approximately three and five miles of the property, respectively. Within a five mile radius of the property the current population is over 157,300 and the average household income within the same radius is over $58,560.

Real estate taxes assessed for the fiscal year ended December 31, 2013, were approximately $337,000. The amount of real estate taxes assessed was equal to the property’s assessed value multiplied by a tax rate of 1.9%. We will calculate depreciation expense for federal income tax purposes by using the straight-line method. For federal income tax purposes, we depreciate buildings and land improvements based upon estimated useful lives of 40 and 20 years, respectively.

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Plan of Distribution

The following information is inserted at the end of the section of the prospectus captioned “Plan of Distribution,” which begins on page 182 of the prospectus.

Status of the Offering

The following table provides information regarding the total shares sold in our offering as of September 15, 2014.

	Shares	Gross Offering Proceeds ($) (1)	Commissions and Fees ($) (2)	Proceeds To Us, Before Expenses ($) (3)
From our sponsor in connection with our formation:	20,000	200,000	–	200,000

Shares sold in the offering:	28,701,569.987	284,950,580	26,313,243	258,637,337

Shares sold pursuant to our distribution reinvestment plan:	354,843.092	3,371,009	–	3,371,009

Shares purchased pursuant to our share repurchase program:	(5,815.082)	(53,509)	–	(53,509)
Total:	29,070,597.997	288,468,080	26,313,243	262,154,837
(1)	Gross proceeds received by us as of the date of this table for shares sold to investors pursuant to accepted subscription agreements.
(2)	Inland Securities Corporation serves as dealer manager of this offering and is entitled to receive selling commissions and certain other fees, as discussed further in our prospectus.
(3)	Organization and offering expenses, excluding commissions, will not exceed 1.5% of the gross offering proceeds. These expenses include registration and filing fees, legal and accounting fees, printing and mailing expenses, bank fees and other administrative expenses.

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